UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2014, NeoPhotonics Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) to that certain Revolving Credit and Term Loan Agreement (the “Credit Agreement”), dated as of March 21, 2013, with Comerica Bank, as Administrative Agent and Lead Arranger (the “Agent”), and the lenders from time to time party thereto. The Amendment modified one of the financial covenants set forth in the Credit Agreement to increase the maximum funded debt to adjusted EBITDA ratio threshold for each fiscal quarter beginning December 31, 2013 through September 30, 2014. In addition, the Amendment increased the applicable interest margins by 0.25% per annum beginning on the effective date of the Amendment through the date of delivery of the financial statements for the quarter ended June 30, 2014 in accordance with a revised margin grid which includes pricing based on higher funded debt to adjusted EBITDA ratios. Loans under the term loan facility bear interest from the Amendment effective date through the date of delivery of the financial statements for the quarter ended June 30, 2014, at the Company’s option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 3.00% per annum, or a base rate, plus an applicable margin equal to 2.00% per annum. Loans under the revolving loan facility bear interest from the Amendment effective date through the date of delivery of the financial statements for the quarter ended June 30, 2014, at the Company’s option, at a rate equal to either the LIBOR rate, plus an applicable margin equal to 2.75% per annum, or a base rate, plus an applicable margin equal to 1.75% per annum. Thereafter pricing will be adjusted quarterly in accordance with the revised margin pricing grid set forth in the Amendment based on the Company’s ratio of funded debt to adjusted EBITDA. The Amendment also (i) provided for an extension for performance of delivery of certain post closing requirements and (ii) added provisions intended to address the impact of regulatory changes caused by the Dodd-Frank Act applicable to swaps.

The Amendment also provided for an extension until February 15, 2014 for the delivery of the Company’s financial statements and related reports for the first three fiscal quarters of the fiscal year ending December 31, 2013.

The foregoing description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated January 16, 2014, by and among NeoPhotonics Corporation, Comerica Bank, as Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2014	NEOPHOTONICS CORPORATION

	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated January 16, 2014, by and among NeoPhotonics Corporation, Comerica Bank, as Agent, and the lenders party thereto.